UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 13, 2025

AWARE, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 Blanchard Road, Burlington, MA, 01803

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 687-0300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AWRE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS, ELECTION OF DIRECTOR; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 13, 2025, Aware and Ajay K. Amlani, Aware’s President and Chief Executive Officer, entered into an Amendment to Employment Agreement (the “Amendment”). Pursuant to the Amendment, Mr. Amlani and Aware agreed that Mr. Amlani’s base salary for the period from March 16, 2025 through December 31, 2025 will be paid 20% in cash and 80% in restricted stock units of the Company. Accordingly, on March 13, 2025, Aware granted Mr. Amlani an award of restricted stock units with a grant date fair value of $253,333 and representing the right to receive 166,229 shares of common stock of Aware. Such restricted stock units will vest in nine equal monthly installments on the 16th day of each month with the first vesting to occur on April 16, 2025 and with the final vesting to occur on December 16, 2025.

A copy of the Amendment is attached as Exhibit 10.1 to this Report. The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this report:

(d) EXHIBITS.

Number	Description

10.1	Amendment to Employment Agreement dated as of March 13, 2025 by and between Aware, Inc. and Ajay K. Amlani.

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

Dated: March 17, 2025	By:	/s/ David K. Traverse
David K. Traverse
Chief Financial Officer